Attorneys at Law
                                                                      Suite 2800
                                                           1100 Peachtree Street
                                                     Atlanta, Georgia 30309-4530
                                                         Telephone: 404-815-6500
                                                         Facsimile: 404-815-6555

                                                              June 8, 1998

Georgia Daily Municipal Income Fund, Inc.
c/o Reich & Tang Asset Management L.P.
600 Fifth Avenue
New York, New York  10020

         Re: Georgia Daily Municipal Income Fund, Inc. c/o Reich & Tang Asset Management L.P. (the "Fund")

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended, of shares for a public offering of the Fund you have requested our opinion with respect to the treatment under Georgia law of certain "exempt-interest dividends" to be paid by the Fund in accordance with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). A Registration Statement on Form N-1A dated October 9, 1997, has been filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms not otherwise defined herein have the same meaning as in the Registration Statement. In rendering our opinion, we have relied on statements made in the Registration Statement and have not independently verified the facts contained therein.

         We have examined the law and such documents relating to the Fund as we deemed necessary to render this opinion, including an unexecuted copy of the of the Registration Statement. In all such examinations, we have assumed the authenticity of all documents submitted to us as original documents and the authenticity of originals and conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies. We have assumed, but not independently verified, that the signatures on all documents and certificates that we have examined are genuine, and, as to the certificates, we have assumed the same to be properly given and to be accurate.

         Under Section 48-7-27(b)(1)(A) of the Official Code of Georgia Annotated, interest on obligations of the State of Georgia and its political subdivisions, which is not otherwise included in federal adjusted gross income, is exempt from the State of Georgia's individual income tax. Likewise, under
Section 48-7-27(b)(2) of the Official Code of Georgia Annotated interest on exempt obligations of the U.S. government, its territories and possessions (including Puerto Rico, Guam, and the Virgin Islands), or of any authority, commission, or instrumentality of the U.S. government is also exempt from the State of Georgia's individual income tax. The stated position of the Georgia Department of Revenue is that the exempt treatment for interest derived from such exempt obligations is also extended to distributions of regulated investment companies, such as the Fund.


721975.1

Georgia Daily Municipal Income Fund, Inc.
c/o Reich & Tang Asset Management L.P.
June 8, 1998
Page 2

         Based on the foregoing and in reliance thereon, including without limitation, the assumptions set forth above and in the Registration Statement, and an examination of such matters of fact and questions of law as we have deemed relevant under the circumstances, we are of the opinion that, as of the date hereof and under existing law, to the extent that distributions from the Fund attributable to interest on obligations of the State of Georgia and its political subdivisions are excluded from federal adjusted gross income, they will be excluded from the Georgia individual income tax.

         We do not express any opinion with respect to: (1) exempt-interest dividends derived from Territorial Municipal Obligations; (2) the nature of or character of any particular security that may be held by the Fund; or (3) the taxability of the Fund under the laws of any state.

         The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, such opinions are based solely on the documents that we have examined, the additional information that we have obtained and the representations that have been made to us (including, in particular, the opinion of Battle Fowler LLP on the Federal income tax treatment of the Fund). Our opinions cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is or later becomes inaccurate. Finally, our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences relating to the Fund or its Shares.

          We are members of the State Bar of Georgia. Our opinions herein are limited to the laws of the State of Georgia and any applicable federal laws of the United States. This opinion is limited to the matters expressly set forth above, and no opinion is implied or may be inferred beyond the matters so stated. We expressly disclaim any duty to update this opinion in the future for any changes of fact or law which may affect any of the opinions expressed herein.

         This letter is furnished by us solely for your benefit in connection with the registration under the Securities Act of 1933, as amended, of shares for the public offering of the Fund. This letter may not be relied upon by any other person without written consent except that it may be included in the Registration Statement to be filed with the Securities and Exchange Commission. We hereby consent to the use of our name in the Registration Statement.

                                         Very truly yours,

                                         Kilpatrick Stockton LLP

                                         By:________________________________

721975.1